EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-202594) of Public Service Enterprise Group Incorporated of our report dated June 26, 2024, relating to the financial statements and supplemental schedule of Public Service Enterprise Group Incorporated Employee Savings Plan which appear on this Form 11-K for the year ended December 31, 2023.

/s/ Kronick Kalada Berdy & Co., P.C.
Kingston, Pennsylvania
June 26, 2024